STOCK ORDER FORM

MARKET FINANCIAL CORPORATION
(Proposed Holding Company for The Market Building and Saving Company)

Note: Please read the Stock Order Form Item Instructions & Ownership Guide on
the back of this form before completion
- -------------------------------------------------------------------------------
DEADLINE

The Subscription Offering and the Community Offering, if any, will end at
4:30 p.m., Mt. Healthy, Ohio, time, xxxx xx, 1996. Your Stock Order Form, properly executed and with the correct payment, must be received at the address on the bottom of this form or at an office of The Market Building and Saving Company (the "Association") by this deadline, or it will be considered void.
- -------------------------------------------------------------------------------
NUMBER OF SHARES

(1) Number of Shares             Price Per Share
    ________________     X            $10.00          =
     (minimum 25)


(2) Total Amount Due
    $ ______________

The minimum number of shares that may be subscribed for is 25 and the maximum purchase is 26,715, expect for purchases by the Market Financial Corporation Employee Stock Ownership Plan (the "ESOP"). No person, together with associates of and persons acting in concert with such person, may purchase more than 53,429 common shares in the Subscription Offering. The price per share is based on a valuation that is subject to review prior to fulfilling individual stock orders.

METHOD OF PAYMENT
(3) / / Enclosed is a check, bank draft or money order payable to The Market Building and Saving Company for $_________.

(4) / / The undersigned authorizes the withdrawal from the following savings or certificate amount(s) at the Association, and understands that the amounts will not otherwise be available for withdrawal:

                    Account Number(s)                Amount(s)
                                                    $
       ----------------------------------------------------------
                                                    $
       ----------------------------------------------------------
                                                    $
       ----------------------------------------------------------
                                                    $
       ----------------------------------------------------------
                                  Total Withdrawal  $
                                                   --------------

There is no penalty for early withdrawals for this payment.


(5) PURCHASER INFORMATION
    / / (a) Check here if you are a director, officer or employer of the Association or a member of such person's immediate family.

    / / (b) Check here if you are a depositor and enter information below for all accounts you had at the Eligibility Record DAte (December 31, 1994), the Supplemental Eligibility Record Date (_______, 1996) and/or the Voting Record Date (xxx xx, 1996).

            Account Title (Names on Accounts)               Account Number

       -----------------------------------------------------------------------
       ------------------------------------------------
       -----------------------------------------------------------------------
       ------------------------------------------------
       -----------------------------------------------------------------------
       ------------------------------------------------
       -----------------------------------------------------------------------



IMPORTANT COMMUNITY OFFERING INFORMATION

(6) / /  Check here if you are a resident of Hamilton County, Ohio.

- -------------------------------------------------------------------------------

(7) STOCK REGISTRATION (SEE STOCK OWNERSHIP GUIDE ON THE BACK)

/ / Individual
/ / Joint Tenants
/ / Tenants in Common

/ / Uniform Transfer to Minors
/ / Uniform Gift to Minors
/ / Corporation

/ / Partnership
/ / Individual Retirement Account
/ / Fiduciary/Trust (Under Agreement Dated ______)


(8) Name                                        Social Security or Tax I.D.
    --------------------------------------------------------------------------

    Name                                        Daytime Telephone
    --------------------------------------------------------------------------

    Street Address                              Evening Telephone
    --------------------------------------------------------------------------

    City        State         Zip Code          County of Residence
    --------------------------------------------------------------------------
- -------------------------------------------------------------------------------

(9) NASD AFFILIATION
(This section only applies to those individuals who meet the delineated criteria.)
/ / Check here if you are a member of the National Association of Securities Dealers, Inc. ("NASD"), a person associated with an NASD member, a member of the immediate family of any such persons to whose support such person contributes, directly or indirectly, or the holder of an account in which a NASD member or person associated with a NASD member has a beneficial interest. To comply with conditions under which an exemption from the NASD's Interpretation With Respect to Free-Riding and Withholding is available, you agree, if you have checked the NASD affiliation box: (i) not to sell, transfer or hypothecate the stock for a period of three months following the issuance, and (ii) to report this subscription in writing to the applicable NASD member within one day of the payment therefor.

ACKNOWLEDGMENT
By signing below, I acknowledge receipt of the Prospectus dated xxx xx, 1996, and the provisions therein and understanding that I may not change or revoke any order once it is received by Market Financial Corporation ("MFC"). I also certify that this stock order is for my account only and there is no agreement or understanding regarding any further sale or transfer of these shares. Federal regulations prohibit any persons from transferring, or entering into any agreement directly or indirectly to transfer, the legal or beneficial ownership of conversion subscription rights or these underlying securities to the account of another person. The Association will pursue any and all legal and equitable remedies in the event it becomes aware of the transfer of subscription rights and will not honor orders known by it to involve such transfer.

Under penalties of prejury, I further certify that: (1) the social security number or taxpayer identification number given above is correct; and (2) I am not subject to backup withholding. You must cross out this item, (2) above, if you have been notified by the Internal Revenue Service that you are subject to backup withholding because of underreporting interest or dividends on your tax return.

- -------------------------------------------------------------------------------

SIGNATURE(S)

Sign and date the form. When purchasing as a custodian, corporate officer, etc., include your full title. An additional signature is required only when payment is by withdrawal from an account that requires more than one signature to withdraw funds. YOUR ORDER WILL BE FILLED IN ACCORDANCE WITH THE PROVISIONS OF THE PROSPECTUS. THIS ORDER IS NOT VALID IF THE STOCK ORDER FORM AND THE CERTIFICATION ARE NOT BOTH SIGNED. If you need help completing this Form, you may call the Conversion Information Center at (513)xxx-xxxx.

- ------------------------------------------------------
Signature         Title(if applicable)            Date


- ------------------------------------------------------
Signature         Title(if applicable)            Date

(Note: If common shares are to be jointly held, both parties must sign)

THE COMMON SHARES OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER CORPORATION, FUND OR GOVERNMENTAL AGENCY.

OFFICE USE   Date Recv'd __/__/__      Order # ______  Batch # ______
             Check # ____________      Category _____________________
             Amount $____________      Initials _____________________

CONVERSION INFORMATION CENTER
7522 Hamilton Avenue
Mt. Healthy, Ohio 45231
(513)xxx-xxxx

                       MARKET FINANCIAL CORPORATION
                            STOCK ORDER FORM
                    ITEM INSTRUCTIONS & OWNERSHIP GUIDE

ITEM INSTRUCTION
- ------------------------------------------------------------------------------
ITEMS 1 AND 2 -- Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares by the subscription price of $10.00 per share. The minimum purchase is 25 shares. The maximum purchase amount in the Conversion by any person is $267,150 in the Subscription and Community Offering. No person, together with associates and persons acting in concert with such person, may purchase more than $534,290 of common shares in the Subscription Offering.

The Association has reserved the right to reject of any order received in the Community Offering in whole or in part.

ITEM 3 -- Payment for shares may be made in cash (only if delivered by you in person) or by check, bank, draft, or money order made payable to the Association. DO NOT MAIL CASH. If you choose to make a cash payment, take your stock order form, and payment in person to either office of the Association. Your funds will earn interest at the Association's passbook rate, currently _____% per annum.

ITEM 4 -- To pay by withdrawal from a savings account or certificate at the Association, insert the account number(s) and the amount(s) you wish to withdraw from each account. If more than one signature is required to withdraw from each account, each must sign in the "Signature" box on the front of this Form. To withdraw from an account with checking privileges, please write a check. No early withdrawal penalty will be charged on funds used to purchase our stock. A hold will be placed on the account(s) for the amount(s) you authorize. Payments will remain in certificate account(s) until the stock offering closes and will continue to earn interest at the account rate until then. However, if a partial withdrawal reduces the balance of a certificate account to less than the applicable minimum, the remaining balance will thereafter earn interest at the passbook rate.

ITEM 5 -- (a) Please check this box if you are a director, officer or employee of the Association or a member of such person's immediate family, (b) If you were a depositor on the Eligibility Record Date (December 31, 1994) and/or a depositor on the Supplemental Eligibility Record Date (xxx xx, 1996), and/or a depositor on the Voting Record Date, you must list all names on the account(s), the account opening date and all account number(s) of accounts you had at those dates in order to insure proper identification of your purchase rights.

ITEM 6 -- Please check this box if you are a resident of Hamilton
County, Ohio.

ITEM 7 AND 8 -- The stock transfer industry has developed a uniform system of shareholder registration that we will use in the issuance of your common shares. Print the name(s) in which you want the stock registered and the mailing address of the registration. Include the first name, middle initial, and last name of the shareholder. Avoid the use of two initials. Please omit words that do not affect ownership rights, such as "Mrs.", "Mr.", "Dr.", "special account", etc. If you have any questions or concerns regarding the registration of your shares, please consult your legal adviser. Ownership may be registered in one of the ways described under "Stock Ownership Guide."

ITEM 9 -- Please check this box if you are a member of the NASD or if this item otherwise applies to you.

Subscription rights are not transferable. If you are a qualified member, to protect your priority over other purchasers as described in the Prospectus, you must take ownership in at least one accountholder name.

Enter the Social Security or Tax I.D. number of one registered owner. This registered owner must be listed on the first "NAME" line. Be sure to include your telephone number because we may need to contact you if we cannot execute your order as given. Review the Stock Ownership Guide on this page and refer to the instructions for Uniform Gift to Minors/Uniform Transfer to Minors and Fiduciaries.

STOCK OWNERSHIP GUIDE
- ------------------------------------------------------------------------------

INDIVIDUAL The stock is to be registered in an individual's name only. You may not list beneficiaries for this ownership.

JOINT TENANTS Joint tenants with right of survivorship identifies two or more owners. When stock is held by joint tenants with rights of survivorship, ownership automatically passes to the surviving joint tenant(s) upon the death of any joint tenant. You may not list beneficiaries for this ownership. All parties must agree to the transfer or sale of shares held by joint tenants.

TENANTS IN COMMON Tenants in common may also identify two or more owners. When stock is held by tenants in common, upon the death of one co-tenant, ownership of the sotck will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common. You may not list beneficiaries for this ownership.

INDIVIDUAL RETIREMENT ACCOUNT Individual Retirement Account ("IRA") holders may make stock purchase from their deposits through a pre-arranged "trustee-to-trustee" transfer. Stock may only be held in a self-directed IRA. The Association does not offer a self-directed IRA. Please contact the Conversion Information Center if you have any questions about your IRA account or to obtain a list of local brokers who will open a self-directed IRA, or check with your broker. There will be no early withdrawal or IRS penalties incurred as a result of these transfers.

UNIFORM GIFTS TO MINORS/UNIFORM TRANSFER TO MINORS For residents of many states, stock may be held in the name of a custodian for the benefit of a minor under the Uniform Transfer to Minors Act. For residents in other states, stock may be held in a similar type of ownership under the Uniform Gift to Minors Act of the individual states. For either form of ownership, the minor is the actual owner of the stock with the adult custodian being responsible for the investment until the minor reaches legal age.

INSTRUCTIONS: See your legal advisor if you are unsure about the correct registration of your stock.

On the first "NAME" line, print the first name, middle initial, and last name of the custodian, with the abbreviation "CUST" after the name. Print the first name, middle initial, and last name of the minor on the second "NAME" line. Only one custodian and one minor may be designated.

CORPORATION/PARTNERSHIP Corporation/Partnerships may purchase stock. Please provide the Corporation/Partnership's legal name and Tax I.D. number. To have depositor rights, the Corporation/Partnership must have an account in the legal name of the Corporation/Partnership. Please contact the Conversion Information Center to verify depositor rights and purchase limitations.

FIDUCIARY/TRUST Generally, fiduciary relationships (such as Trusts, Estates, Guardianships, etc.) are established under a form of trust agreement or are pursuant to a court order. Without a legal document establishing a fiduciary relationship, your stock may not be registered in a fiduciary capacity.

INSTRUCTIONS: On the first "NAME" line, print the first name, middle initial, and last name of the fiduciary if the fiduciary is an individual. If the fiduciary is a corporation, list the corporation title on the first "NAME" line. Following the name, print the fiduciary "title" such as trustee, executor, personal representative, etc.

On the second "NAME" line, print either the name of the maker, donor, or testator OR the name of the beneficiary. Following the name, indicate the type of legal document establishing the fiduciary relationship (agreement, court order, etc). In the blank after "Under Agreement Dated", fill in the date of the document governing the relationship. The date of the document need not be provided for a trust created by a will.

An example of fiduciary ownership of stock in the case of a trust is:
John D. Smith, Trustee for Thomas A. Smith Under Agreement Dated
06/09/87.

- ------------------------------------------------------------------------------
               YOU MUST SIGN THE FOLLOWING CERTIFICATION IN
                     ORDER TO PURCHASE COMMON SHARES
       I ACKNOWLEDGE THAT THE COMMON SHARES OF MFC ARE NOT GUARANTEED BY
               THE ASSOCIATION, MFC OR THE FEDERAL GOVERNMENT.

    IF ANYONE ASSERTS THAT THE COMMON SHARES ARE FEDERALLY INSURED OR GUARANTEED, OR ARE AS SAFE AS AN INSURED DEPOSIT, I SHOULD CALL THE OFFICE OF THRIFT SUPERVISION, CENTRAL REGIONAL DIRECTOR, RONALD N. KARR, AT (312)917-5000.

    I further certify that, before purchasing the common shares of MFC. I received a Prospectus DATED xxx xx,1996, which discloses the nature of the common shares being offered thereby and describes the following risks involved in an investment in the common shares under the heading "Risk Factors" on pages ___ through ___ in the Prospectus.

1. Low Return on Equity
2. Interest Rate Risk and Historic Earnings.
3. Legislation and Regulation Which May Adversely Affect the
   Association's Earnings
4. Possible Dilutive Effect of Stock Option Plan and RRP on Net Income and Shareholders' Equity
5. Absence of Market for Common Shares
6. Controlling Influence of Management and Anti-Takeover Provisions Which May Discourage Sales of Common Shares For Premium Prices
7. Possible Tax Liability Related to Subscription Rights.
8. Risk of Delayed Offering.

For a more detailed description of the risks involved in the offering, see "RISK FACTORS" in the Prospectus dated xxx xx, 1996.

- ----------------------------------------
Signature  Title (if applicable)   Date

- ----------------------------------------
Signature  Title (if applicable)   Date